Exhibit 10.9


                                SECOND AMENDMENT
                                ----------------

THIS SECOND AMENDMENT ("Amendment") is made effective as of September 23, 1998 ("Amendment Effective Date") by and between Automated Prescription Systems, Inc. ("APS") and SI Handling Systems, Inc. ("SI") to that certain Investment Agreement between SI and APS dated January 27, 1993 and amended January 28, 1995 (as amended, the "Investment Agreement"), in agreement with SI/BAKER, Inc. ("SI/BAKER"), which is hereby made a party to the Investment Agreement as of the Amendment Effective Date.

1.   Market  Definition.   Notwithstanding  anything  to  the  contrary  in  the
     ------------------
     Investment   Agreement,   SI/BAKER's   permitted  market  for  distributing
     Integrated Prescription Fulfillment Systems ("IPFS"), as defined below, will not include the APS Exclusive Market, also defined below. SI/BAKER agrees not to sell IPFS or resell APS products in the APS Exclusive Market, except as noted in paragraphs 1(c) and 1(d) below, during any period in which APS is subject to the restrictions set forth in Sections 5 and 6 of the Investment Agreement. Further, for purposes of the Investment
     Agreement, the "managed care pharmacy market" shall have the meaning set forth in paragraph (c) below.

     (a) "Integrated Prescription Fulfillment Systems" or "IPFS" means pharmaceutical dispensing systems similar to the systems marketed by SI/BAKER or currently under development by SI/BAKER as of the Amendment Effective Date (as identified on Schedule 1(a)) that utilize and integrate SI's handling products or similar products and APS's drug dispensing products or similar products. For all purposes of the Investment Agreement, the term "integrated prescription fulfillment systems" will be deemed to have the foregoing definition.

     (b) "APS Exclusive Market" means facilities for dispensing prescription pharmaceuticals that deliver prescriptions at such facilities to walk-in customers, regardless of prescription volume.

     (c) The "Managed Care Pharmacy Market" means facilities, systems or systems upgrades where IPFS are installed or proposed to be installed that are designed for, or intended to be used for, distributing 1500 prescriptions or more per day to non-walk-in customers, including such facilities that also deliver prescriptions to walk-in customers.

     (d) SI/BAKER will be permitted to market the "Automated Will Call" product into the APS Exclusive Market.

2.   Technology Rights and Obligations.
     ---------------------------------

     (a)  Past Technology Contributions. Subject to the following sentence,
          -----------------------------
          any technology or know-how delivered by APS or SI to SI/BAKER prior to the Amendment Effective Date will be deemed to be licensed to SI/BAKER under a grant of perpetual, worldwide fully-paid and royalty free terms for the sole purpose of developing, having developed, manufacturing, having manufactured and distributing IPFSs that incorporate products proprietary to the licensor party. Any license of technology or know-how described in this Section 2(a) shall be terminated upon the occurrence of the dissolution of SI/BAKER or SI/BAKER's ceasing to conduct business.

     (b)  Future  Technology  Contributions.  Any  future  contribution  or
          ---------------------------------
          license of technology by the parties shall be made under a written license agreement that references this section or is otherwise void. For purposes of certainty, the respective parents of APS or SI, or the subsidiaries of such parents (other than APS or SI) shall not be obligated to grant any future licenses to their respective proprietary technologies, provided that the foregoing shall not apply to any such parent or subsidiary to the extent that APS or SI has transferred technology or development efforts with respect to such technology to such parent or subsidiary with the intent of impairing or derogating from the rights of the parties and/or SI/BAKER under the Investment Agreement.

     (c)  Joint Technology Development. If 2 or more of the parties jointly
          ----------------------------
          develop any technology, only to the extent jointly developed, the technology will be deemed to be owned by SI/BAKER and licensed to the joint developing part(ies). However, any such jointly developed technology must be identified in writing with reasonable detail. Any such jointly developed technology licensed to APS or SI will not include any pre-existing or independently developed technology of a party (even if it is required to make use of the jointly developed technology). The parties will cooperate to document the foregoing ownership and licenses.

3.   Supply Agreement. Any rights and obligations the parties may have
     ----------------
     to provide preferential prices to one another will terminate upon the occurrence of any of the following events: (i) the purchase by SI or APS of the other party's entire interest in SI/BAKER;
     (ii) SI/BAKER ceasing to conduct business in the ordinary course; or (iii) the dissolution of SI/BAKER. In the event either party transfers its interest in SI/BAKER to a third party, such rights and obligations will terminate upon (i) the termination date set forth in the supply agreement or other document setting forth such rights and obligations, or (ii) if no such terminate date is set forth in such document, the date of such transfer of interest. Notwithstanding the termination of such rights, either party may, however, offer to sell its products and services to SI/BAKER on mutually acceptable terms and conditions.

4.   Exercise Put/Call Option. In order for APS or SI to initiate a purchase
     ------------------------
     or sale of the initiating party's interest in SI/BAKER under Section 3(C) of the Investment Agreement, triggering the provision in such section for response, the initiating party must give written notice to the other party expressly referencing such section and setting forth the specific information required to be noticed under such section.

AGREED AS OF THE AMENDMENT EFFECTIVE DATE FIRST SET FORTH
ABOVE:

AUTOMATED PRESCRIPTION                         SI/BAKER, INC. ("SI/BAKER")
SYSTEMS, INC.  ("APS")


By: /s/ James R. Baker                         By:  /s/ Michael L. Jordan
    ------------------                              ---------------------

Print Name: James R. Baker                     Print Name: Michael L. Jordan
            --------------                                 -----------------

Print Title: CEO                               Print Title: President and CEO
             ---                                            -----------------



SI HANDLING SYSTEMS, INC. ("SI")


By: /s/ Leonard S. Yurkovic
    --------------------

Print Name: Leonard S. Yurkovic
            -------------------

Print Title: President
             ---------